UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2015

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Management Incentive Plan
On June 26, 2015, the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted a management incentive plan (the “2016 Management Incentive Plan”) pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) that will be utilized to calculate the cash incentive compensation that may become payable to certain members of the Company’s senior management team, including the Company’s named executive officers, with respect to the fiscal year ended March 31, 2016 (the “Performance Period”). The 2016 Management Incentive Plan is designed to align the payment of cash incentive compensation with the Company’s achievement of business and financial objectives that the Compensation Committee believes will assist the Company in achieving its business and strategic objectives.
Cash incentive compensation may be earned by the named executive officers under the 2016 Management Incentive Plan based on the achievement by the Company of consolidated revenue targets and consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets that have been established by the Compensation Committee (collectively, the “Performance Measures”). For the officers listed in the table below, the Performance Measures will be weighted equally for purposes of determining the amount of cash incentive compensation earned.
If the “entry” level of the Performance Measures are achieved, participants will earn 50% of their respective target cash incentive payments; if the “target” level of the Performance Measures are achieved, participants will earn 100% of their respective target cash incentive payments; and if the “maximum” level of the Performance Measures are achieved, participants will earn 200% of their respective target cash incentive payments. No cash incentive compensation will be payable under the 2016 Management Incentive Plan if the Company fails to achieve certain thresholds of performance. To the extent the Company’s achievement with respect to the Performance Measures is between the “entry” amount and the “target” amount, or between the “target” amount and the “maximum” amount, the amount of the cash incentive compensation payable to each participant will be calculated based on straight-line interpolation. The determination of the level of the Company’s achievement with respect to the Performance Measures will be made by the Compensation Committee based on the audited financial statements of the Company relating to the Performance Period.
The target cash incentive payment amount for each participant is set as a percentage of the participant’s base salary as determined by the Compensation Committee. The 2016 base salary, target percentage and resulting “target” cash incentive compensation amount is set forth in the table below:

Name	Position	2016 Base Salary	Target Percentage	“Target” Cash Incentive
Angel Martinez	Chairman and Chief Executive Officer	$1,200,000	125%	$1,500,000
David Powers	President, Deckers Brands	$700,000	85%	$595,000
Thomas George	Chief Financial Officer	$550,000	75%	$412,500
David Lafitte	Chief Operating Officer	$600,000	75%	$450,000

The foregoing summary of the terms of the 2016 Management Incentive Plan does not purport to be complete and is qualified in its entirety by the terms of the 2016 Management Incentive Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended June 30, 2015.

2016 Annual Equity Awards
On June 26, 2015, the Board, upon recommendation of the Compensation Committee, adopted new non-vested stock unit awards (the “2016 Equity Awards”) under the 2006 Plan, which relate to the Performance Period. The 2016 Equity Awards will be available for issuance to certain members of the Company’s senior management team, including the Company’s named executive officers. The specific terms of the 2016 Equity Awards granted to each recipient will be set forth in separate 2016 NSU Award Agreements.
Pursuant to each 2016 Equity Award, the recipient will receive a specified maximum number of restricted stock units, each of which will represent the right to receive one share of the Company’s common stock. The 2016 Equity Awards will vest only if the Company meets specified earnings per share targets for the Performance Period. In addition, the recipient of the 2016 Equity Award must provide “Continuous Service” (as defined in the 2006 Plan) through the applicable vesting date. To the extent financial performance is achieved above the threshold level, the number of restricted stock units that will vest will increase based on straight-line interpolation up to the maximum number of units issued under a particular 2016 Equity Award. The determination of the level at which the performance criteria has been met will be made by the Compensation Committee based on the audited financial statements of the Company relating to the Performance Period. No vesting of any 2016 Equity Award will occur if the threshold performance criteria for such award is not achieved for the Performance Period.
The vesting of each 2016 Equity Award will be accelerated in full in the event of a “Change in Control” (as defined in the 2006 Plan) and (i) within 12 months of such Change in Control, the recipient is terminated by the acquiring company without “Cause” or if the executive is “Constructively Terminated” (as such terms are defined in the 2016 NSU Award Agreement), or (ii) (x) the Change in Control is not approved by a majority of the Continuing Directors (as defined in the 2016 NSU Award Agreement) or (y) the acquiring or successor entity does not agree to provide for the continuance or assumption of the 2016 Equity Awards or the substitution of new awards of comparable value covering shares of a successor corporation.
Following its approval of the 2016 Equity Awards and the form of the 2016 NSU Award Agreement, the Board, upon recommendation of the Committee, made the following grants of 2016 Equity Awards to the following officers of the Company, in the dollar amounts set forth in the table below.

Name	Maximum Value of 2016 NSU Award

Angel Martinez	$1,800,000
David Powers	$1,000,000
Thomas George	$340,000
David Lafitte	$300,000

The foregoing summary of the terms of the 2016 NSU Award Agreement does not purport to be complete and is qualified in its entirety by the terms of the 2016 NSU Award Agreement, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended June 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel